Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Zevotek, Inc. (the “Company”) on the Form 10-K for the year ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Babkie, Chief Executive Officer and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K for the year ending June 30, 2011 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the year ending June 30, 2011, fairly presents, in all material respects, the financial condition and results of operations of Zevotek, Inc..

Date: October 13, 2011

By:	/s/ Robert Babkie
Robert Babkie
President, Chief Executive Officer and Chief
Financial Officer (Principal Executive Officer
and Principal Financial and Accounting Officer)